EXHIBIT 23.3

May 30, 2024

To: China Liberal Education Holdings Limited

7th Floor, Building 5, No. 2 Zhenxing Road, Changping District

Beijing, People’s Republic of China 102299

Dear Sir/Madam,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the registration statement of China Liberal Education Holdings Limited (the “Company”) on Form S-8, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 30, 2024 under the Securities Act of 1933, as amended. We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Lingling Ding
Lingling Ding, Lawyer

Beijing H&J Law Firm

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